Exhibit 4.1

APPENDIX B:
FORM OF SUBSCRIPTION AGREEMENT

Belpointe PREP, LLC
Subscription Agreement for Class A Units

1.	Your Investment

Investment Amount $ _________	[ ] Initial Purchase*
[ ] Subsequent Purchase

Investment Method

☐ By mail      Attach a check** to this agreement. Make all checks payable to: Belpointe PREP, LLC.

☐ By wire      Name:

Bank Name:

ABA:

DDA:

☐ Broker-dealer/financial advisor

*	The minimum initial investment threshold is $10,000, subject to waiver by Belpointe PREP, LLC.
**	Cash, cashier’s checks/bank checks, temporary checks, foreign checks, money orders, third-party checks or travelers checks are not accepted.
2.	Ownership Type (Select only one)

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Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name	Tax ID Number	Date of Trust	Exemptions (See Form W-9 instructions at www.irs.gov)
Entity Type (Select one. Required)

     [  ] Retirement Plan      [  ] Trust          [  ] S-Corp          [  ] C-Corp      [  ] LLC

   [  ] [  ] Partnership                       Exempt payee code (if any)______________

     [  ]Other _________________                                      Jurisdiction (if Non-U.S.) ______________

Exemption from FATCA reporting

(Attach a completed applicable Form W-8)         code (if any)____________________

3.	Investor Information
A.	Investor Name (Investor/Trustee/Executor/Authorized Signatory Information)

(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name	(MI)	Last Name	Gender
Social Security Number/Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State	Zip Code
Email Address	Branch Number		Telephone Number

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (Required)

☐	Resident Alien Country of Citizenship ______________________
☐	Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)
B.	Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)
First Name	(MI)	Last Name	Gender
Social Security Number/Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State	Zip Code
Email Address	Branch Number		Telephone Number

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (Required)

☐	Resident Alien Country of Citizenship ______________________
☐	Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)

C.  Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary	%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary	%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary	%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary	%
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4.	Contact Information (If different than provided in Section 3A)

Email Address
Mailing Address	City	State	Zip Code

5.	Broker-Dealer/Financial Advisor Information (Required Information. All fields must be completed.)

The financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell Class A units in the state designated as the investor’s legal residence.

Broker-Dealer		Financial Advisor Name
Advisor Mailing Address
City	State		Zip Code
Financial Advisor Number	Branch Number		Telephone Number
Email Address		Fax Number

The undersigned confirm(s), which confirmation is made on behalf of the broker-dealer with respect to sales of securities made through a broker-dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Class A units with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Class A units; (iv) have delivered or made available a current Prospectus and all related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Class A units for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Class A units is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned financial advisor further represents and certifies that, in connection with this subscription for Class A units, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing anti-money laundering program and customer identification program.

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	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

6.	Electronic Delivery Form (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other communications and reports, you may elect to receive electronic delivery of such communications from Belpointe PREP, LLC. If you would like to consent to electronic delivery, including pursuant to email, initial the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of communications and statement notifications. By consenting below to electronically receive communications, including your account-specific information, you authorize us to either (i) email communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

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By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

I consent to electronic delivery

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Email Address

If blank, the email provided in Section 4 or Section 3A will be used.

7.	Subscriber Signatures

Belpointe PREP, LLC is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Belpointe PREP, LLC may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

Note: All Items Must Be Read and Initialed

In order to induce Belpointe PREP, LLC to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received a copy of the final Prospectus.
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(b) I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.
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(c) In addition to the general suitability requirements described above in 7(b), I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”
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(d) I acknowledge that there is no public market for the Class A units and, thus, my investment in Class A units is not liquid.
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(e) I am purchasing the Class A units for my own account.
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(f) I have the requisite power and authority to deliver this Subscription Agreement, perform my obligations as set forth herein, and consummate the transactions contemplated hereby
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(g) I understand that the Class A units are a speculative investment which involves a substantial degree of risk, including the risk of loss of my entire investment, and I have read and understand the risk factors set forth in the Prospectus.
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(h) I am purchasing the Class A units for my own account.
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(i) I understand that the transaction price per Class A unit at which my investment will be executed will be made available at www.belpointeprep.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.
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(j) I understand that (i) once submitted, my subscription is irrevocable, (ii) my subscription may not be accepted until the last business day of a calendar quarter, however, Belpointe PREP, LLC, in its sole discretion, may elect to accept my subscription earlier, (iii) the acceptance of my subscription may be postponed by Belpointe PREP, LLC, in its sole discretion, upon written notice to me, in order to maintain its status as a qualified opportunity fund, (iv) Belpointe PREP, LLC, has the right, in its sole discretion, to reject my subscription in whole or in part for any reason.
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(k) If I am an Alabama resident, my investment in Belpointe PREP, LLC and its affiliates may not exceed 10% of my liquid net worth.
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(l) If I am a California resident, my investment in Belpointe PREP, LLC may not exceed 10% of my liquid net worth.
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(m) If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Belpointe PREP, LLC may not exceed 10% of my liquid net worth. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
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(n) If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs does not exceed 10% of my net worth.
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(o) If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other non-publicly traded direct participation programs to not more than 10% of my liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.
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(p) If I am a Kentucky resident, my investment in Belpointe PREP, LLC, its affiliates and other non-publicly traded direct participation programs may not exceed 10% of my liquid net worth. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
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(q) If I am a Maine resident, I understand that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth.
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(r) If I am a Massachusetts resident, my investment in Belpointe PREP, LLC and in other illiquid direct participation programs may not exceed 10% of my liquid net worth.
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(s) If I am a Missouri resident, no more than 10% of my liquid net worth may be invested in the securities of Belpointe PREP, LLC.
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(t) If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth.
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(u) If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Belpointe PREP, LLC, and its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.
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(v) If I am a New Mexico resident I must limit my investment in Belpointe PREP, LLC, its affiliates and other non-traded direct participation programs to 10% of my net worth.
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(w) If I am a North Dakota resident, I have a net worth of at least 10 times my investment in Belpointe PREP, LLC.
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(x) If I am an Ohio resident, my investment in Belpointe PREP, LLC, its affiliates and other non-publicly traded direct participation programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprises cash, cash equivalents, and readily marketable securities.
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(y) If I am an Oregon resident, my investment in Belpointe PREP, LLC and its affiliates may not exceed 10% of my liquid net worth.
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(z) If I am a Pennsylvania resident, my investment in Belpointe PREP, LLC may not exceed 10% of my net worth.
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(aa) If I am a Puerto Rico resident, my investment in Belpointe PREP, LLC, its affiliates and other non-publicly traded direct participation programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprises cash, cash equivalents, and readily marketable securities.
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(bb) If I am a Tennessee resident, I have a liquid net worth of at least 10 times my investment in Belpointe PREP, LLC.
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(cc) If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.
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For purposes of the acknowledgments set forth above, an affiliate of Belpointe PREP, LLC, shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Belpointe PREP, LLC, (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Belpointe PREP, LLC, (iii) any person or entity directly or indirectly controlling, controlled by or under common ownership or control with Belpointe PREP, LLC, including any entity in which Belpointe PREP, LLC, is a general partner or managing member, and (iv) any executive officer or director of Belpointe PREP, LLC.

I declare that the information supplied above is true and correct and may be relied upon by Belpointe PREP, LLC. I acknowledge that the broker-dealer/financial advisor indicated in Section 5 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Class A units I own and tax information (including Schedule K-1). Investors may change the broker-dealer/financial advisor of record at any time by contacting Belpointe PREP, LLC.

CERTAIN FIRPTA CERTIFICATIONS:

Under penalties of perjury, I certify that the address shown on this Subscription Agreement is my home address (in the case of an individual) or office address (in the case of an entity) and that I am not a foreign person.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS:

Under penalties of perjury, I certify that:

(i)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me);
(ii)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding;
(iii)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(iv)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

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	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

8.	Miscellaneous

If investors making subsequent purchases of Class A Units of Belpointe PREP, LLC, experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7b above, they are asked to promptly notify Belpointe PREP, LLC, and the broker-dealer/financial advisor in writing.

No sale of Class A Units may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price. You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Investors are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Class A Units of Belpointe PREP, LLC.

Return to:

Belpointe PREP, LLC
Attention: Investor Relations
125 Greenwich Avenue, 3rd Floor
Greenwich, Connecticut 06830